Exhibit 32.1
CEO CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of Atlantis Plastics, Inc. (the “Company”) for the quarterly period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Earl W. Powell, Chairman of the Board and Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Earl W. Powell EARL W. POWELL
Chairman of the Board and Interim Chief Executive Officer
May 15, 2007